Exhibit 5.1

SIDLEY AUSTIN LLP 555 CALIFORNIA STREET SAN FRANCISCO, CA 94104 (415) 772 1200 (415) 772 7400 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON LOS ANGELES	NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.
FOUNDED 1866

July 22, 2011

eBay Inc.

2145 Hamilton Avenue

San Jose, California 95125

Re:	eBay Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by eBay Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an indeterminate principal amount of debt securities of the Company (the “Debt Securities”). The Debt Securities will be issued under an Indenture dated as of October 28, 2010 (the “Base Indenture”), as amended and supplemented by a Supplemental Indenture dated as of October 28, 2010 (the “Supplemental Indenture;” the Base Indenture, as amended and supplemented by the Supplemental Indenture, is hereinafter called the “Indenture”), each between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

This letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth in this letter, we have examined and relied upon copies of the Registration Statement and the exhibits thereto, copies, certified by an officer of the Company, of the Company’s charter and bylaws and certain resolutions (the “Resolutions”) adopted by the Company’s Board of Directors (the “Board”) on June 22, 2011, certificates of certain officers of the Company, and copies of the Base Indenture and Supplemental Indenture. We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records and other documents as we have deemed necessary or appropriate for the purpose of rendering the opinion set forth in this letter. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

eBay Inc.

July 22, 2011

With respect to each instrument or agreement referred to in or otherwise relevant to the opinion set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinion set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and at all relevant times was, is and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, (ii) such party had, has and will have, at all relevant times, full right, power and authority to execute, deliver and perform its obligations under such Instrument, (iii) such Instrument has been or at the relevant time will have been, as the case may be, duly authorized, executed and delivered by each party thereto, and (iv) such Instrument was, is and will be, at all relevant times, a valid, binding and enforceable agreement or obligation, as the case may be, of each party thereto; provided that we make no such assumption insofar as any of the matters in clause (iv) of this paragraph relates to the Company and is expressly covered by our opinion set forth in the next paragraph of this letter.

Based on and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement (including any post-effective amendments) shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, (ii) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such Debt Securities and the Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities as contemplated by the Indenture; (iv) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities shall have been duly executed and delivered by the Company and the Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Company (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Company’s charter and bylaws, the Resolutions and the Indenture; and (v) the certificates evidencing the Debt Securities of such series shall be in substantially the form filed as Exhibit 4.3 to the Registration Statement, shall have been duly executed and delivered by the Company, authenticated by the Trustee and issued, all in accordance with the Company’s charter and bylaws, the Resolutions, the Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Debt Securities of such series, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

eBay Inc.

July 22, 2011

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinion is also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Debt Securities that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of the Debt Securities of each series: (i) all Debt Securities of such series will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto; (ii) the execution, delivery and performance by the Company of such Debt Securities, the Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of such series of Debt Securities will not (A) contravene or violate the Company’s charter or bylaws or any law, rule or regulation applicable to the Company, (B) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company, or (C) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect); (iii) the authorization by the Company of the transactions described above and the instruments, agreements and other documents entered into or to be entered into by the Company as described above will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, binding character or enforceability of any such instruments, agreements and other documents; (iv) the Indenture will not have been modified or amended (other than by a supplemental indenture or officers’ certificate establishing the form or terms of the Debt Securities of any series); (v) the charter and bylaws of the Company and Resolutions, as currently in effect, will not have been modified or amended and will be in full force and effect; and (vi) the form and terms of such series of Debt Securities shall have been established by the Board, a duly authorized committee of the Board or a duly authorized officer of the Company acting pursuant to authority delegated to such officer by the Board or a duly authorized committee of the Board, all in accordance with, and within any parameters or limitations established by, the Company’s charter and bylaws, the Resolutions, the Indenture and applicable law, and such terms will be accurately reflected in the certificates

eBay Inc.

July 22, 2011

evidencing such series of Debt Securities and the supplemental indenture or officers’ certificate, as the case may be, establishing the terms of such series of Debt Securities. We have further assumed that the Debt Securities and any supplemental indenture or officers’ certificate establishing the form or terms of the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

This letter is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules or regulations promulgated by the SEC.

Very truly yours,

/s/ Sidley Austin LLP